EXHIBIT 10.3

ARE-MARYLAND NO. 24, LLC

c/o Alexandria Real Estate Equities, Inc.

385 E. Colorado Blvd., Suite 299

Pasadena, California  91101

April 12, 2019

REGENXBIO Inc.

Attention: General Counsel

9600 Blackwell Drive, Suite 210

Rockville, MD  20850

Re:9800 Medical Center Drive—Letter Agreement

To Whom It May Concern:

Reference is made to that certain Lease Agreement dated as of November 1, 2018 (“Lease”) between REGENXBIO Inc., a Delaware corporation, as tenant (“Tenant”), and ARE-Maryland No. 24, LLC, a Delaware limited liability company, as landlord (“Landlord”).  Initially capitalized terms not specifically defined in this letter agreement are intended to have the meanings set forth for such terms in the Lease.

Pursuant to Section 2.e of Exhibit C-1 to the Lease, Tenant has requested certain Material Changes to the Base Building Work.  The Material Changes, as more fully described or shown on Exhibit A attached hereto, consist of the following and are hereinafter collectively referred to in this letter agreement as the “February 2019 Material Changes”):

a.	Modifications to X bracing
b.	Relocate N Stairwell
c.	Reposition service elevator and add second dedicated service elevator
d.	Increase 5th floor in height (not greater than 3’)
e.	Increase 5th floor load to 125 lbs/sf
f.	Future Penthouse / Roof Screening and Structure

For clarity, it is agreed and understood that the aforesaid second dedicated service elevator and Future Penthouse / Roof Screening and Structure shall be reserved for Tenant’s exclusive use.

Pursuant to Section 2.e of Exhibit C-1 to the Lease, Landlord hereby agrees to implement the February 2019 Material Changes. This letter agreement is intended to supplement the applicable terms and conditions of the Lease as to the manner in which the February 2019 Material Changes shall be implemented, as follows:

RegenxBio Inc.

April 12, 2019

1.Material Change Payment.  Within 30 days after the date of this letter agreement, Tenant shall pay to Landlord as Additional Rent an amount equal to $3,975,000 (“Material Change Payment”).  Tenant shall pay the Material Change Payment to Landlord by means of a wire transfer of immediately available federal funds to the Address for Rent Payment.  The Material Change Payment consists of the following elements:

1.1

An amount equal to $1,050,000 (“Estimated Delay Cost”), which is the product of $350,000 multiplied by 3 months, which is the estimated period of Tenant Delay that will result from the implementation of the February 2019 Material Changes.

1.2	An amount equal to $2,600,000 (“Estimated Construction Cost”), which is the estimated cost Landlord will incur to implement the February 2019 Material Changes.

1.3	An amount equal to $325,000 (“Management Fee”), which represents Landlord’s management fee for the implementation of the February 2019 Material Changes.

2.Reconciliation of Material Change Payment.  Within a reasonable period of time (not to exceed 60 days) after Substantial Completion of the Base Building Work, Landlord will determine (a) the actual Delay Cost (“Actual Delay Cost”) based on the actual period of Tenant Delay caused by the implementation of the February 2019 Material Changes (as certified by the Base Building Architect pursuant to Section 3.d of the Landlord Work Letter attached to the Lease as Exhibit C-1 (“Actual Tenant Delay”), and based on $350,000 per month, prorated on a daily basis based on the actual number of calendar days of Tenant Delay), and (b) the actual Construction Cost (“Actual Construction Cost”) incurred by Landlord to implement the February 2019 Material Changes.  Landlord shall communicate that determination to Tenant by means of a reconciliation statement (“Reconciliation Statement”).  The Reconciliation Statement shall state whether any adjustments need to be made to the Material Change Payment and, if so, the Reconciliation Statement shall be accompanied by reasonably detailed documentation in support of such determination.  If the Estimated Delay Cost or Estimated Construction Cost, or both, exceeded the Actual Delay Cost or the Actual Construction Cost, or both, Landlord shall pay the excess to Tenant within 30 days after the date of the Reconciliation Statement.  If the Estimated Delay Cost or the Estimated Construction Cost, or both, were less than the Actual Delay Cost or the Actual Construction Cost, or both, Tenant shall pay the deficiency to Landlord as Additional Rent within 30 days after the date of the Reconciliation Statement.  At Tenant’s request, Landlord shall make available to Tenant, on an open book basis, the documentation in support of the Reconciliation Statement.

3.Impact on Dates.

a.Estimated and Actual Tenant Delay.  It is agreed by Landlord and Tenant that the estimated period of Tenant Delay that will result from the implementation of the February 2019 Material Changes is three (3) months (“Estimated Tenant Delay”).  Within a reasonable period of time (not to exceed 60 days) after Substantial Completion of the Base Building Work, Landlord shall cause the Base Building Architect to certify the Actual Tenant Delay.

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RegenxBio Inc.

April 12, 2019

b.Amended Rider 1.  Rider 1 to Exhibit C-1 of the Lease is hereby amended by replacing that Rider with Rider 1 attached hereto as Rider 1.  In connection with the amendments to Rider 1 to Exhibit C-1 of the Lease, (i) the phrase in Section 2(1) of the Lease stating “April 30, 2019 (such 270 day period ends on Saturday, January 25, 2020)” is hereby deleted and replaced with the following phrase:  “July 31, 2019 (such 270 day period ends on Sunday, April 26, 2020)”, and (ii) the phrase in Section 2(2) of the Lease stating “March 31, 2020 (such 270 day period ends on Saturday, December 26, 2020)” is hereby deleted and replaced with the following phrase:  “June 30, 2020 (such 270 day period ends on Saturday, March 27, 2021)”.

c.Lease Commencement Date and Rent Commencement Dates.  Landlord and Tenant agree that (i) the period of Actual Tenant Delay shall not affect the Lease Commencement Date, (ii) the Lease Commencement Date shall not be extended for any period of Actual Tenant Delay, and (iii) the Lease Commencement Date shall be determined as if there were no period of Actual Tenant Delay.  To illustrate the operation of this provision, assume that June 30, 2020 is the projected Lease Commencement Date and that no Tenant Delay (other than the Actual Tenant Delay) or Force Majeure Delay has occurred.  Based on these assumptions and notwithstanding any period of Actual Tenant Delay, the Lease Commencement Date shall be deemed to occur on June 30, 2020 and the Rent Commencement Date and the 4th Floor Rent Commencement Date shall be determined based on the Lease Commencement Date occurring on June 30, 2020.  Except as provided in this paragraph, the Lease Commencement Date shall be subject to extension for Tenant Delay or Force Majeure Delay subject to the terms and conditions set forth in the Lease.

d.Target Commencement Date.  In light of the Estimated Tenant Delay, (i) the references to “Target Commencement Date” in the first paragraph of Section 2 of the Lease (relating to a termination right in favor of Tenant) and in Section 2(2)(a) of the Lease (relating to the Per Diem Credit) shall initially mean October 1, 2020 (rather than July 1, 2020), and (ii) the date that is 270 days after the Target Commencement Date as referenced in such Lease provisions shall initially be measured from October 1, 2020 (rather than July 1, 2020), with all such dates to be finally adjusted based on the Actual Tenant Delay (and any other Tenant Delays).

4.Binding Effect; No Other Changes.  This letter agreement shall be binding upon Landlord, its successors and assigns, and Tenant, its successors and assigns as permitted under Section 22 of the Lease.  Except as supplemented by this letter agreement, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this letter agreement.  In the event of any conflict between the provisions of this letter agreement and the provisions of the Lease, the provisions of this letter agreement shall prevail.  Regardless of whether specifically supplemented by this letter agreement, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this letter agreement.

5.Confidentiality.  The parties will keep the subject matter of this letter agreement confidential between them in accordance with the requirements and subject to the exceptions of Section 47(m) of the Lease.  Landlord acknowledges and agrees that Tenant shall have the right to disclose this letter agreement in connection with a request under Sections 23 (Estoppel Certificate) or 27 (Subordination) of the Lease and the delivery of any statement or instrument thereunder, or as otherwise permitted under Section 47(m) of the Lease.

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RegenxBio Inc.

April 12, 2019

6.Counterparts/Electronic Signatures.  This letter agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this letter agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

Please acknowledge your agreement to the terms of this letter agreement by countersigning below.

Sincerely,

ARE-MARYLAND NO. 24, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
as its sole member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Gary Dean
		Name:	Gary Dean
		Title:	Senior Vice President
RE Legal

[SIGNATURE CONTINUED ON NEXT PAGE]

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RegenxBio Inc.

April 12, 2019

ACKNOWLEDGED AND AGREED AS OF

THE DATE FIRST WRITTEN ABOVE:

REGENXBIO INC.,

a Delaware corporation

By:	/s/ Kenneth Mills
Print Name:	Kenneth Mills
Its:	President & CEO

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RegenxBio Inc.

April 12, 2019

EXHIBIT A

MATERIAL CHANGES

The following list of MATERIAL CHANGES are the basis of this letter agreement.

a.	Modifications to X bracing – proceed
b.	Relocate N Stairwell – proceed
c.	Reposition service elevator and add second dedicated service elevator – proceed
d.	Central stair security required between REGENXBIO floors and future tenant floors – proceed
e.	Increase 5th floor 3 feet in height – proceed
f.	Increase 5th floor load to 125 lbs/sf – proceed
g.	Future Penthouse – proceed

The list below of PDF documents (which documents have been prepared by Gaudreau, Inc.) are the supporting documents for these Material Changes:

    DATED   TITLE NOTES

•	1/14/2019 S-001 - General Notes, Abbreviations, and Symbols.pdf
•	2/19/2019 S-111 - Roof Framing Plan—Area A.pdf
•	2/19/2019 S-112 - Roof Framing Plan—Area B.pdf
•	2/19/2019 S-113 - Penthouse Roof and Mechanical Platform Framing Plan—Area A.pdf
•	2/19/2019 S-114 - Penthouse Roof and Mechanical Platform Framing Plan—Area B.pdf
•	3/26/2019 A-101 - OVERALL FLOOR PLANS - 1ST & 2ND FLOORS.pdf
•	3/26/2019 A-102 - OVERALL FLOOR PLANS - 3RD & 4TH FLOORS.pdf
•	2/19/2019 A-103 - OVERALL FLOOR PLANS - 5TH FLOOR & ROOF.pdf
•	2/19/2019 A-301 - BUILDING SECTIONS.pdf
•	3/26/2019 A-401 - STAIR PLANS - STAIR 01.pdf
•	3/26/2019 A-402 - STAIR SECTIONS - STAIR 01.pdf
•	3/26/2019 A-403 - STAIR PLANS - STAIR 02.pdf
•	3/26/2019 A-404 - STAIR SECTIONS - STAIR 02.pdf
•	3/26/2019 A-411 - LOADING AREA ENLARGED PLAN AND DETAILS.pdf
•	3/26/2019 A-421 - RESTROOM ENLARGED FLOOR PLAN - FIRST FLOOR.pdf
•	3/26/2019 A-422 - RESTROOM ENLARGED FLOOR PLAN - SECOND-FIFTH FLOORS.pdf
•	3/26/2019 A-423 - RESTROOM INTERIOR ELEVATIONS.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S101.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S102.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S103.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S104.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S105.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S106.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S107.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S108.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S109.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S110.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S601.pdf
•	3/26/2019 1713 - 9800 MCD Bldg F - S602.pdf

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RegenxBio Inc.

April 12, 2019

RIDER 1

RIDER 1 TO EXHIBIT C-1

Base Building Construction Schedule

Milestone Event	Projected Date
Base Building Design Drawings sent to Tenant for comment	November 30, 2018
Deadline for completing Final Base Building Design Drawings	December 18, 2018
Deadline for completing Final Base Building Construction Drawings	May 9, 2019
Base Building Permit issued	July 31, 2019
Landlord begins performance of Base Building Work	August 31, 2019
Completion of erection of structural steel for Base Building	April 30, 2020
Turnover Condition Date (i.e., date on which Building is watertight)	June 30, 2020
Substantial Completion of Base Building Work	September 30, 2020

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